EX99h-5

                            LIMITED POWER OF ATTORNEY

                       TO EXECUTE REGISTRATION STATEMENTS

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Arthur D. Ally. as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute any and all post-effective amendments to the Registration Statement on Form N-1A of the Timothy Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Given and signed on this 3rd day of March, 2004.

/s/  Joseph E. Boatwright
-------------------------
JOSEPH E. BOATWRIGHT



/s/  Matthew D. Staver*
-----------------------
MATHEW D. STAVER



/s/  Jock M. Sneddon*
---------------------
JOCK M. SNEDDON



/s/  Wesley W. Pennington*
--------------------------
WESLEY W. PENNINGTON



/s/  Charles E. Nelson*
-----------------------
CHARLES E. NELSON



/s/  Scott Preissler, Ph.D.*
----------------------------
SCOTT PREISSLER, Ph.D.

/s/  Alan M. Ross*
------------------
Alan M. Ross

/s/  Robert Scraper*
--------------------
ROBERT SCRAPER